Continental Materials Corporation Reports Unaudited First Quarter Results

CHICAGO, IL -- (Marketwired - May 17, 2016) - Continental Materials Corporation (NYSE MKT: CUO) today reported net income of $508,000 or 31 cents per diluted share for its first quarter ended April 2, 2016 compared to a net loss of $196,000 or 12 cents per diluted share for the same period in 2015.

Consolidated sales in the first quarter of 2016 were $34,228,000, an increase of $3,543,000 or 11.5% compared to the first three months of 2015. Sales in the Heating and Cooling segment accounted for the largest increase ($2,004,000) as fan coil sales exceeded prior year levels. Sales in the Concrete, Aggregates and Construction Supply ("CACS") segment increased $1,634,000 as concrete volume continued to improve and market-wide price increases implemented in 2015 and 2016 have been sustained. The Evaporative Cooling segment reported some improvement in sales, thanks to a strong March 2016 performance, while the Door segment sales declined in the first quarter 2016 compared to the first quarter 2015.

Consolidated selling and administrative expenses in the first quarter of 2016 were $612,000 (12.0%) higher compared to the year-ago period. As a percentage of consolidated sales, selling and administrative expenses were consistent between quarters at 16.7% and 16.6% for 2016 and 2015, respectively.

The consolidated operating income in the first quarter of 2016 was $852,000 compared to an operating loss of $219,000 in the first three months of the prior year. The improvement was almost equally achieved by the increased operating profit of the Heating and Cooling segment and the decrease in the loss of the CACS segment.

The Company's effective income tax rate reflects federal and state statutory income tax rates adjusted for non-deductible expenses, tax credits and other tax items. The estimated effective income tax rate related to the income from operations in 2016 and the loss from operations in 2015 was 34.0% for both years.

CAUTIONARY STATEMENT-- Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company's Annual Report on Form 10-K for the year ended January 2, 2016 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                      CONTINENTAL MATERIALS CORPORATION
                        SUMMARY OF SALES AND EARNINGS
                                                      Three Months Ended
                                                 April 2, 2016 April 4, 2015

Sales                                            $  34,228,000 $  30,685,000
                                                 ------------- -------------

Operating income (loss)                                852,000     (219,000)

Interest expense, net                                 (95,000)      (89,000)

Other income, net                                       13,000        11,000
                                                 ------------- -------------

Income (loss) before income taxes                      770,000     (297,000)

Provision (benefit) from income taxes                  262,000     (101,000)
                                                 ------------- -------------

Net income (loss)                                      508,000     (196,000)
                                                 ============= =============

Basic and diluted income (loss) per share        $         .31 $       (.12)
                                                 ============= =============

Average shares outstanding                           1,661,000     1,659,000
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CONTACT:
Mark S. Nichter
(312) 541-7207